EXHIBIT 10.55

Security Agreement

Debtor:                    Occam Networks (California), Inc.

Address:                  77 Robin Hill Road

                        Santa Barbara, California 93117

Date:                        June 16, 2003

This Security Agreement is entered into as of the above date between the above-named debtor (the “Debtor”), whose chief executive office is set forth above (“Debtor’s Address”), and SILICON VALLEY BANK (“Silicon”), whose address is 3003 Tasman Drive, Santa Clara, California 95054. Certain capitalized terms used in this Agreement are defined in Section 6 below.

7.

1. DEFINITIONS OF OBLIGATIONS AND COLLATERAL; GRANT OF SECURITY INTEREST.

1.1 Obligations. The term “Obligations” as used in this Agreement shall mean and include each and all of the following: the obligation to pay and perform when due all indebtedness, liabilities, obligations, guarantees, covenants, agreements, warranties and representations of Debtor to Silicon, under this Agreement, the Guaranty (as defined below) and all other documents, agreements, and instruments relating to any of the foregoing or otherwise executed in connection therewith, together with any and all amendments, modifications, renewals and extensions of any or all of the foregoing, including without limitation amendments, modifications, renewals and extensions which are evidenced by any new or additional instrument, document or agreement; and with whether heretofore, now or hereafter existing, owing or arising; whether primary, secondary, direct, absolute, contingent, fixed, secured or unsecured; joint or several, monetary or non-monetary; and whether created pursuant to, or caused by Debtor’s breach of, this Agreement, or any other present or future agreement or instrument, or created by operation of law or otherwise. The Obligations include without limitation the obligations of Debtor under, and the “Indebtedness” as such term is defined in, that certain Continuing Guaranty of even date herewith in favor of Silicon with respect to the indebtedness of Occam Networks, Inc. (the “Borrower”) and all extensions and renewals thereof (such guaranty as amended or otherwise modified from time to time being referred to herein as the “Guaranty”.)

1.2 Collateral. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Silicon a security interest in all of the following (collectively, the “Collateral”): all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower’s books relating to any and all of the above.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEBTOR.

In order to induce Silicon to enter into this Agreement, Debtor represents and warrants to Silicon as follows, and Debtor covenants that the following representations will continue to be true, and that Debtor will at all times comply with all of the following covenants:

2.1 Corporate Existence and Authority. Debtor, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Debtor is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Debtor. The execution, delivery and performance by Debtor of this Agreement, and all other documents

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contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Debtor in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally), (iii) do not violate Debtor’s organizational documentation, or any law or any material agreement or instrument which is binding upon Debtor or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Debtor or its property.

2.2 Name; Trade Names and Styles. The name of Debtor set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Debtor and all of Debtor’s present and prior trade names. Debtor shall give Silicon 30 days’ prior written notice before changing its name or doing business under any other name. Debtor has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

2.3 Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is Debtor’s chief executive office. In addition, Debtor has places of business and Collateral is located only at the locations set forth on the Schedule. Debtor will give Silicon at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Debtor’s Address or one of the locations set forth on the Schedule.

2.4 Title to Collateral; Permitted Liens. Debtor is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Debtor. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Silicon now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Debtor will at all times defend Silicon and the Collateral against all claims of others. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Debtor shall, whenever requested by Silicon, use its best efforts to cause such third party to execute and deliver to Silicon, in form acceptable to Silicon, such waivers and subordinations as Silicon shall specify, so as to ensure that Silicon’s rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Debtor will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

2.5 Maintenance of Collateral. Debtor will maintain the Collateral in good working condition, ordinary wear and tear excepted, and Debtor will not use the Collateral for any unlawful purpose. Debtor will immediately advise Silicon in writing of any material loss or damage to the Collateral.

2.6 Books and Records. Debtor has maintained and will maintain at Debtor’s Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

2.7 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles consistently applied and now and in the future will completely and fairly present in all material respects the financial condition of Debtor, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Silicon and the date hereof, there has been no Material Adverse Change. Debtor is now and will continue to be solvent.

2.8 Tax Returns and Payments; Pension Contributions. Debtor has timely filed, and will timely file, all tax returns and reports required by applicable law, and Debtor has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Debtor. Debtor may, however, defer payment of any contested taxes, provided that Debtor (i) in good faith contests Debtor’s obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Debtor is unaware of any claims or adjustments proposed for any of Debtor’s prior tax years which could result in additional taxes becoming due and payable by Debtor. Debtor has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Debtor has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Debtor, including any liability to the Pension Benefit Guaranty Corporation or any other governmental agency. Debtor shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll

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taxes payable by Debtor.

2.9 Compliance with Law. Debtor has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Debtor’s ownership of real or personal property, the conduct and licensing of Debtor’s business, and all environmental matters.

2.10 Litigation. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Debtor’s knowledge) threatened by or against or affecting Debtor in any court or before any governmental agency (or any basis therefor known to Debtor) which may result, either separately or in the aggregate, in any Material Adverse Change. Debtor will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Debtor involving any single claim of $50,000 or more, or involving $100,000 or more in the aggregate.

3. DUTIES OF THE DEBTOR.

3.1 Insurance. Debtor shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require, and Debtor shall provide evidence of such insurance to Silicon, so that Silicon is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Silicon shall release to Debtor insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Debtor for the replacement of the Equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If Debtor fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at Debtor’s expense. Debtor shall promptly deliver to Silicon copies of all reports made to insurance companies.

3.2 [Reserved]

3.3 Access to Collateral, Books and Records. At reasonable times, and on one business day’s notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Debtor’s books and records. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process.

3.4 Negative Covenants. Except as may be permitted in the Schedule, Debtor shall not, without Silicon’s prior written consent, do any of the following: (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Collateral, except that, provided no Default or Event of Default has occurred and is continuing, Debtor may (a) sell finished Inventory in the ordinary course of Debtor’s business, and (b) sell Equipment in the ordinary course of business, in good-faith arm’s length transactions; (v) store any Inventory or other Collateral with any warehouseman or other third party if Silicon reasonably determines that a lien waiver agreement is needed and such agreement is not obtained in a commercially reasonable amount of time; (vi) [reserved]; (vii) make any loans of any money or other assets; (viii) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Debtor or on the prospect of repayment of the Obligations; (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity; (x) pay or declare any dividends on Debtor’s stock (except for dividends payable solely in stock of Debtor); (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Debtor’s stock; (xii) make any change in Debtor’s capital structure which would have a material adverse effect on Debtor or on the prospect of repayment of the Obligations; or (xiii) dissolve or elect to dissolve; or (xiv) agree to do any of the foregoing.

3.5 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or in any manner relating to Debtor, Debtor shall, without expense to Silicon, make available Debtor and its officers, employees and agents, and Debtor’s books and records, without charge, to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

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3.6 Notification of Changes. Debtor will promptly notify Silicon in writing of any change in its officers or directors, the opening of any new bank account or other deposit account, and any Material Adverse Change.

3.7 Further Assurances. Debtor agrees, at its expense, on request by Silicon, to execute all documents and take all actions, as Silicon may deem reasonably necessary or useful in order to perfect and maintain Silicon’s perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

3.8 Indemnity. Debtor hereby agrees to indemnify Silicon and hold Silicon harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys’ fees), of every nature, character and description, which Silicon may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Debtor or its employees, any relationship or agreement between Silicon and Debtor, any actual or alleged failure of Silicon to comply with any writ of attachment or other legal process relating to Debtor or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Silicon relating to Debtor or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Silicon or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Silicon). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

4. TERM.

This Agreement shall continue in effect until all of the Obligations have been paid and performed in full and all agreements between Silicon and Debtor have been terminated.

5. EVENTS OF DEFAULT AND REMEDIES.

5.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement, and Debtor shall give Silicon immediate written notice thereof: (a) the occurrence and continuance of any “Event of Default” (as specifically defined in the Loan Agreement) or any “Event of Default” (as specifically defined in the Guaranty); (b) any material warranty, representation, statement, report, or certificate made or delivered to Silicon by Debtor, or any of its respective officers, partners, employees, or agents, is incorrect, false, untrue, or misleading when given in any material respect; (c) if Debtor shall fail to pay or perform when due all or any part of the Obligations when due; or (d) Debtor shall fail to pay or perform when due any indebtedness or obligation of Debtor to Silicon under this Agreement or any other instrument, document, or agreement relating hereto; or (e) Debtor shall revoke this Agreement or contest or deny liability hereunder. All of the foregoing are hereinafter referred to as “Events of Default”.

5.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Debtor), may do any one or more of the following: (a) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (b) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Debtor hereby authorizes Silicon without judicial process to enter onto any of Debtor’s premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Silicon deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any of the Collateral by Court process, Debtor hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (c) Require Debtor to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and Debtor, and to remove the Collateral to such locations as Silicon may deem advisable; (d) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use Debtor’s premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (e) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and

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to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on Debtor’s premises without charge, for such time or times as Silicon deems reasonable, or on Silicon’s premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Debtor of any liability Debtor may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (f) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Debtor irrevocably authorizes Silicon to endorse or sign Debtor’s name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Debtor and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon’s sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts, General Intangibles and the like for less than face value; and (h) Demand and receive possession of any of Debtor’s federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys’ fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

5.3 Standards for Determining Commercial Reasonableness. Debtor and Silicon agree that a sale or other disposition (collectively, “sale”) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Debtor at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier’s check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from Debtor any and all information concerning the same. Silicon shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

5.4 Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, without limiting Silicon’s other rights and remedies, Debtor grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Debtor, and at Debtor’s expense, to do any or all of the following, in Debtor’s name or otherwise, but Silicon agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Debtor any documents that Silicon may, in its sole discretion, deem advisable in order to perfect and maintain Silicon’s security interest in the Collateral, or in order to exercise a right of Debtor or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Debtor any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Silicon’s Collateral or in which Silicon has an interest; (c) Execute on behalf of Debtor, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic’s, materialman’s or other lien, or assignment or satisfaction of mechanic’s, materialman’s or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Debtor upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon’s possession; (e) Endorse all checks and other forms of remittances received by Silicon; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Debtor’s taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Debtor to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (k) Take any action or pay any sum required of Debtor pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and reasonable attorneys’ fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon’s rights under the foregoing power of attorney or any of Silicon’s other rights under this Agreement be deemed to indicate that Silicon is in control of the

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business, management or properties of Debtor.

5.5 Application of Proceeds. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by Silicon first to the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to Debtor or other persons legally entitled thereto; Debtor shall remain liable to Silicon for any deficiency. If Silicon, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Silicon shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

5.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and Debtor, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

6. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

“Account Debtor” means the obligor on an Account.

“Accounts” means all present and future “accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

“Affiliate” means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

“Agreement” and “this Agreement” means this Security Agreement and all modifications and amendments thereto, extensions thereof, and replacements therefor.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

“Collateral” has the meaning set forth in Section 1.2 above.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Deposit Accounts” means all present and future “deposit accounts” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

“Equipment” means all present and future “equipment” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Event of Default” means any of the events set forth in Section 5.1 of this Agreement.

“General Intangibles” means all present and future “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual

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Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Intellectual Property” means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

“Inventory” means all present and future “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above..

“Investment Property” means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

“Loan Agreement” shall mean and refer to that certain Loan and Security Agreement of even date herewith by and between Borrower and Silicon, as amended or otherwise modified from time to time.

“Material Adverse Change” is any of the following: (i) a material adverse change in the business, operations, or condition (financial or otherwise) of the Debtor, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of Silicon’s security interests in the Collateral.

“Obligations” has the meaning set forth in Section 1 above.

“Other Property” means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future “commercial tort claims” (including without limitation any commercial tort claims identified in the Representations), “documents”, “instruments”, “promissory notes”, “chattel paper”, “letters of credit”, “letter-of-credit rights”, “fixtures”, “farm products” and “money”; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.

“Permitted Liens” means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens which are subordinate to the security interest in favor of Silicon and are consented to in writing by Silicon (which consent shall not be unreasonably withheld); (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Silicon will have

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the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon’s then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Debtor agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

7. GENERAL PROVISIONS.

7.1 Application of Payments. All payments with respect to the Obligations may be applied, and in Silicon’s sole discretion reversed and re-applied, to the Obligations, in such order and manner as Silicon shall determine in its sole discretion.

7.2 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or Debtor at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid.

7.3 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

7.4 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Debtor and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

7.5 Waivers. The failure of Silicon at any time or times to require Debtor to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Debtor and Silicon shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Debtor and delivered to Silicon shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an authorized officer of Silicon and delivered to Debtor. Debtor waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Silicon on which Debtor is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement.

7.6 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Debtor and a duly authorized officer of Silicon.

7.7 Time of Essence. Time is of the essence in the performance by Debtor of each and every obligation under this Agreement.

7.8 Attorneys Fees and Costs. Debtor shall reimburse Silicon for all reasonable attorneys’ fees and all

Silicon Valley Bank	Security Agreement

filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys’ fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Debtor; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Debtor’s books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon’s security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to Debtor. If either Silicon or Debtor files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys’ fees, including (but not limited to) reasonable attorneys’ fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys’ fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of Debtor’s Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

7.9 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Debtor and Silicon; provided, however, that Debtor may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release Debtor from its liability for the Obligations.

7.10 Joint and Several Liability. If Debtor consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Debtor shall not constitute a compromise with, or a release of, any other Debtor.

7.11 Limitation of Actions. Any claim or cause of action by Debtor against Silicon, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Silicon, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Debtor by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Silicon, or on any other person authorized to accept service on behalf of Silicon, within thirty (30) days thereafter. Debtor agrees that such one-year period is a reasonable and sufficient time for Debtor to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Silicon in its sole discretion. This provision shall survive any termination of this Agreement or any other present or future agreement.

7.12 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Debtor and Silicon acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term “including”, whenever used in this Agreement, shall mean “including (but not limited to)”. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or Debtor under any rule of construction or otherwise.

7.13 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and Debtor shall be governed by the laws of the State of California. As a material part of the consideration to Silicon to enter into this Agreement, Debtor (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Silicon’s option, be litigated in courts located within California, and that the exclusive venue therefor shall be Santa Clara County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Debtor may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

7.14 Mutual Waiver of Jury Trial.DEBTOR AND SILICON EACH HEREBY WAIVE THE RIGHT TO

Silicon Valley Bank	Security Agreement

TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND DEBTOR, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR DEBTOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR DEBTOR, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Debtor:	OCCAM NETWORKS (CALIFORNIA), INC.

	By	/s/ Lee Hilbert
	Title	Vice President, Finance

Silicon:	SILICON VALLEY BANK

	By	/s/ Paul Gibson
	Title	Vice President

Schedule to Security Agreement

Prior Names of Debtor: __________

Fictitious Names, Trade Names and Trade Styles of Debtor: __________

Other Addresses and Other Locations of Collateral:

_______________________

EXHIBIT 10.55

Silicon Valley Bank

Continuing Guaranty

Borrower:    Occam Networks, Inc.

Guarantor:          Occam Networks (California), Inc.

Date:                    June 16, 2003

This Continuing Guaranty is executed by the above-named guarantor (the “Guarantor”), as of the above date, in favor of SILICON VALLEY BANK (“Silicon”), whose address is 3003 Tasman Drive, Santa Clara, California 95054, with respect to the Indebtedness of the above-named borrower (“Borrower”).

8.

1. Continuing Guaranty. Guarantor hereby unconditionally guarantees and promises to pay on demand to Silicon, at the address indicated above, or at such other address as Silicon may direct, in lawful money of the United States, and to perform for the benefit of Silicon, all Indebtedness of Borrower now or hereafter owing to or held by Silicon. As used herein, the term “Indebtedness” is used in its most comprehensive sense and shall mean and include without limitation: (a) any and all debts, duties, obligations, liabilities, representations, warranties and guaranties of Borrower or any one or more of them, heretofore, now, or hereafter made, incurred, or created pursuant to that certain Loan and Security Agreement dated April 7, 2003, by and between Borrower and Silicon, as amended or otherwise modified from time to time (the “Loan Agreement”), whether voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, certain or uncertain, determined or undetermined, monetary or nonmonetary, written or oral, and whether Borrower may be liable individually or jointly with others, and regardless of whether recovery thereon may be or hereafter become barred by any statute of limitations, discharged or uncollectible in any bankruptcy, insolvency or other proceeding, or otherwise unenforceable; and (b) any and all amendments, modifications, renewals and extensions of any or all of the foregoing, including without limitation amendments, modifications, renewals and extensions which are evidenced by any new or additional instrument, document or agreement; and (c) any and all attorneys’ fees, court costs, and collection charges incurred in endeavoring to collect or enforce any of the foregoing against Borrower or Guarantor (whether or not suit be brought) and any other expenses of, for or incidental to collection thereof. As used herein, the term “Borrower” shall include any successor to the business and assets of Borrower if any portion of the Indebtedness remains outstanding, and shall also include Borrower in its capacity as a debtor or debtor in possession under the federal Bankruptcy Code, and any trustee, custodian or receiver for Borrower or any of its assets, should Borrower hereafter become the subject of any bankruptcy or insolvency proceeding, voluntary or involuntary This Guaranty is given in consideration for credit and other financial accommodations given by Silicon to Borrower pursuant to the terms of the Loan Agreement. All sums due under this Guaranty shall bear interest from the date due until the date paid at the highest rate charged with respect to any of the Indebtedness.

2. Waivers. Guarantor hereby waives: (a) presentment for payment, notice of dishonor, demand, protest, and notice thereof as to any instrument, and all other notices and demands to which Guarantor might be entitled, including without limitation notice of all of the following: the acceptance hereof; the creation, existence, or acquisition of any Indebtedness; the amount of the Indebtedness from time to time outstanding; any foreclosure sale or other disposition of any property which secures any or all of the Indebtedness or which secures the obligations of any other guarantor of any or all of the Indebtedness; any adverse change in Borrower’s financial position; any other fact which might increase Guarantor’s risk; any default, partial payment or non-payment of all or any part of the Indebtedness; the occurrence of any other Event of Default (as hereinafter defined); any and all agreements and arrangements between Silicon and Borrower and any changes, modifications, or extensions thereof, and any revocation, modification or release of any guaranty of any or all of the Indebtedness by any person (including without limitation any other person signing this Guaranty); (b) any right to require Silicon to institute suit against, or to exhaust its rights and remedies against, Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Indebtedness, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with Silicon or any indebtedness of Silicon to Borrower, or to exercise any other right or power, or pursue any other remedy Silicon may have; (c) any defense arising by reason of any disability or other defense of Borrower or any other guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of Borrower or any other guarantor or any endorser, co-maker or other person, with respect to all or any part of the Indebtedness, or by reason of any act or omission of Silicon or others which directly or indirectly results in the discharge or release of Borrower or any other guarantor or any other person or any Indebtedness or any security therefor, whether by operation of law or otherwise; (d) any defense arising by reason of any failure of Silicon to obtain, perfect, maintain or keep in force any security interest in, or lien or encumbrance upon, any property of Borrower or any other person; (e) any defense based upon any failure of Silicon to give Guarantor notice of any sale or other disposition of any property securing any or all of the Indebtedness, or any defects in any such notice that may be given, or any failure of Silicon to comply with any provision of applicable law in enforcing any security interest in or lien upon any property securing any or all of the Indebtedness including, but not limited to, any failure by Silicon to dispose of any property securing any or all of the Indebtedness in a commercially reasonable manner; (f) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Borrower or any other guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Indebtedness (including without limitation any interest thereon), in or as a result of any such proceeding; and (g) the benefit of any and all statutes of limitation with respect to any action based upon, arising out of or related to this Guaranty. Until all of the Indebtedness has been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of Guarantor hereunder except the full performance and payment of all of the Indebtedness. If any claim is ever made upon Silicon for repayment or recovery of any amount or amounts received by Silicon in payment of or on account of any of the Indebtedness, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Silicon repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Silicon or any of its property, or by reason of any settlement or compromise of any such claim effected by Silicon with any such claimant (including without limitation the Borrower), then and in any such event, Guarantor agrees that any such judgment, decree, order, settlement and compromise shall be binding upon Guarantor, notwithstanding any revocation or release of this Guaranty or the cancellation of any note or other instrument evidencing any of the Indebtedness, or any release of any of the Indebtedness, and the Guarantor shall be and remain liable to Silicon under this Guaranty for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Silicon, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Guaranty. Until all of the Indebtedness has been irrevocably paid and performed in full, Guarantor hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against Borrower, and all rights of recourse to any assets or property of Borrower, and all rights to any collateral or security held for the payment and performance of any Indebtedness, including (but not limited to) any of the foregoing rights which Guarantor may have under any present or future document or agreement with any Borrower or other person, and including (but not limited to) any of the foregoing rights which Guarantor may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Guarantor or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon.

3. Consents. Guarantor hereby consents and agrees that, without notice to or by Guarantor and without affecting or impairing in any way the obligations or liability of Guarantor hereunder, Silicon may, from time to time before or after revocation of this Guaranty, do any one or more of the following in Silicon’s sole and absolute discretion: (a) accelerate, accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Indebtedness; (b) grant any other indulgence to Borrower or any other person in respect of any or all of the Indebtedness or any other matter; (c) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Indebtedness or any guaranty of any or all of the Indebtedness, or on which Silicon at any time may have a lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (d) substitute or add, or take any action or omit to take any action which results in the release of, any one or more endorsers or guarantors of all or any part of the Indebtedness, including, without limitation one or more parties to this Guaranty, regardless of any destruction or impairment of any right of contribution or other right of Guarantor; (e) amend, alter or change in any respect whatsoever any term or provision relating to any or all of the Indebtedness, including the rate of interest thereon; (f) apply any sums received from Borrower, any other guarantor, endorser, or co-signer, or from the disposition of any collateral or security, to any indebtedness whatsoever owing from such person or secured by such collateral or security, in such manner and order as Silicon determines in its sole discretion, and regardless of whether such indebtedness is part of the Indebtedness, is secured, or is due and payable; (g) apply any sums received from Guarantor or from the disposition of any collateral or security securing the obligations of Guarantor, to any of the Indebtedness in such manner and order as Silicon determines in its sole discretion, regardless of whether or not such Indebtedness is secured or is due and payable. Guarantor consents and agrees that Silicon shall be under no obligation to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Indebtedness. Guarantor further consents and agrees that Silicon shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Indebtedness. Without limiting the generality of the foregoing, Silicon shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Indebtedness.

4. Account Stated. Silicon’s books and records showing the account between it and the Borrower shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Silicon’s monthly statements rendered to the Borrower shall be binding upon the Guarantor (whether or not the Guarantor receives copies thereof), and shall constitute an account stated between Silicon and the Borrower, unless Silicon receives a written statement of the Borrower’s exceptions within 30 days after the statement was mailed to the Borrower. The Guarantor assumes full responsibility for obtaining copies of such monthly statements from the Borrower, if the Guarantor desires such copies.

5. Exercise of Rights and Remedies; Foreclosure of Trust Deeds. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing in any way the obligations or liability of Guarantor hereunder, Silicon may, from time to time, before or after revocation of this Guaranty, exercise any right or remedy it may have with respect to any or all of the Indebtedness or any property securing any or all of the Indebtedness or any guaranty thereof, including without limitation judicial foreclosure, nonjudicial foreclosure, exercise of a power of sale, and taking a deed, assignment or transfer in lieu of foreclosure as to any such property, and Guarantor expressly waives any defense based upon the exercise of any such right or remedy, notwithstanding the effect thereof upon any of Guarantor’s rights, including without limitation, any destruction of Guarantor’s right of subrogation against Borrower and any destruction of Guarantor’s right of contribution or other right against any other guarantor of any or all of the Indebtedness or against any other person, whether by operation of Sections 580a, 580d or 726 of the California Code of Civil Procedure, or any comparable provisions of the laws of any other jurisdiction, or any other statutes or rules of law now or hereafter in effect, or otherwise. Without limiting the generality of the foregoing, (a) The guarantor waives all rights and defenses that the Guarantor may have because the Indebtedness is secured by real property. This means, among other things: (1) Silicon may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower. (2) If Silicon forecloses on any real property collateral pledged by the Borrower: (A) The amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (B) Silicon may collect from the Guarantor even if Silicon, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure. (b) The guarantor waives all rights and defenses that the Guarantor may have because the guaranty of another guarantor is secured by real property. This means, among other things: (1) Silicon may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the other guarantor. (2) If Silicon forecloses on any real property collateral pledged by the other guarantor: (A) The amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (B) Silicon may collect from the Guarantor even if Silicon, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to obtain contribution from the other guarantor. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the obligations of the other guarantor are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

6. Acceleration. Notwithstanding the terms of all or any part of the Indebtedness, the obligations of the Guarantor hereunder to pay and perform all of the Indebtedness shall, at the option of Silicon, immediately become due and payable, without notice, and without regard to the expressed maturity of any of the Indebtedness (a) upon the occurrence and during the continuation of any Event of Default (as defined in the Loan Agreement), (b) if any material warranty, representation, statement, report, or certificate made or delivered to Silicon by Guarantor, or any of its respective officers, partners,employees, or agents, is incorrect, false, untrue, or misleading when given in any material respect; or (c) if Guarantor shall fail to pay or perform when due all or any part of the Indebtedness when due; or (d) Guarantor shall fail to pay or perform when due any indebtedness or obligation of Guarantor to Silicon under this Guaranty or any other instrument, document, or agreement relating thereto; or (e) Guarantor shall revoke this Guaranty or contest or deny liability under this Guaranty. All of the foregoing are hereinafter referred to as “Events of Default”.

7. Right to Attachment Remedy. Guarantor agrees that, notwithstanding the existence of any property securing any or all of the Indebtedness, Silicon shall have all of the rights of an unsecured creditor of Guarantor, including without limitation the right to obtain a temporary protective order and writ of attachment against Guarantor with respect to any sums due under this Guaranty. Guarantor further agrees that in the event any property secures the obligations of Guarantor under this Guaranty, to the extent that Silicon, in its sole and absolute discretion, determines prior to the disposition of such property that the amount to be realized by Silicon therefrom may be less than the indebtedness of the Guarantor under this Guaranty, Silicon shall have all the rights of an unsecured creditor against Guarantor, including without limitation the right of Silicon, prior to the disposition of said property, to obtain a temporary protective order and writ of attachment against Guarantor. Guarantor waives the benefit of Section 483.010(b) of the California Code of Civil Procedure and of any and all other statutes and rules of law now or hereafter in effect requiring Silicon to first resort to or exhaust all such collateral before seeking or obtaining any attachment remedy against Guarantor. Silicon shall have no liability to Guarantor as a result thereof, whether or not the actual deficiency realized by Silicon is less than the anticipated deficiency on the basis of which Silicon obtains a temporary protective order or writ of attachment.

8. Indemnity. Guarantor hereby agrees to indemnify Silicon and hold Silicon harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including without limitation attorneys’ fees but excluding any claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs or expenses claimed by Borrower against Silicon), of every nature, character and description, which Silicon may sustain or incur based upon or arising out of any of the Indebtedness, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between Silicon and Borrower, any actual or alleged failure of Silicon to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Silicon relating in any way to Borrower or the Indebtedness (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Silicon or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Silicon). Notwithstanding any provision in this Guaranty to the contrary, the indemnity agreement set forth in this Section shall survive any termination or revocation of this Guaranty and shall for all purposes continue in full force and effect.

9. Subordination. Any and all rights of Guarantor under any and all debts, liabilities and obligations owing from Borrower to Guarantor, including any security for and guaranties of any such obligations, whether now existing or hereafter arising, are hereby subordinated in right of payment to the prior payment in full of all of the Indebtedness. No payment in respect of any such subordinated obligations shall at any time be made to or accepted by Guarantor if at the time of such payment any Indebtedness is outstanding. If any Event of Default has occurred, Borrower and any assignee, trustee in bankruptcy, receiver, or any other person having custody or control over any or all of Borrower’s property are hereby authorized and directed to pay to Silicon the entire unpaid balance of the Indebtedness before making any payments whatsoever to Guarantor, whether as a creditor, shareholder, or otherwise; and insofar as may be necessary for that purpose. Any amounts received by Guarantor in violation of the foregoing provisions shall be received and held as trustee for the benefit of Silicon and shall forthwith be paid over to Silicon to be applied to the Indebtedness to accrued, unpaid interest, fees and expenses under the Loan Agreement and then to outstanding principal and then to any remaining Indebtedness in such order and sequence as Silicon shall in its sole discretion determine, without limiting or affecting any other right or remedy which Silicon may have hereunder or otherwise and without otherwise affecting the liability of Guarantor hereunder. Guarantor hereby expressly waives any right to set-off or assert any counterclaim against Borrower until the Indebtedness is indefeasibly paid in full.

10. Revocation. This is a Continuing Guaranty relating to all of the Indebtedness, including Indebtedness arising under successive transactions which from time to time continue the Indebtedness or renew it after it has been satisfied. Guarantor waives all benefits of California Civil Code Section 2815, and agrees that the obligations of Guarantor hereunder may not be terminated or revoked in any manner except by giving 90 days’ advance written notice of revocation to Silicon at its address above by registered first-class U.S. mail, postage prepaid, return receipt requested, and only as to new loans and any new advances made and any Indebtedness relating to such loans and advances made by Silicon to Borrower more than 90 days after actual receipt of such written notice by Silicon. No termination or revocation of this Guaranty shall be effective until 90 days following the date of actual receipt of said written notice of revocation by Silicon. Notwithstanding such written notice of revocation or any other act of Guarantor or any other event or circumstance, Guarantor agrees that this Guaranty and all consents, waivers and other provisions hereof shall continue in full force and effect as to any and all Indebtedness which is outstanding on or before the 90th day following actual receipt of said written notice of revocation by Silicon, and all extensions, renewals and modifications of said Indebtedness (including without limitation amendments, extensions, renewals and modifications which are evidenced by new or additional instruments, documents or agreements executed before or after expiration of said 90-day period), and all interest thereon, accruing before or after expiration of said 90-day period, and all attorneys’ fees, court costs and collection charges, incurred before or after expiration of said 90-day period, in endeavoring to collect or enforce any of the foregoing against Borrower, Guarantor or any other person liable thereon (whether or not suit be brought) and any other expenses of, for or incidental to collection thereof.

11. Independent Liability. Guarantor hereby agrees that one or more successive or concurrent actions may be brought hereon against Guarantor, in the same action in which Borrower may be sued or in separate actions, as often as deemed advisable by Silicon. The liability of Guarantor hereunder is exclusive and independent of any other guaranty of any or all of the Indebtedness whether executed by Guarantor or by any other guarantor (including without limitation any other persons signing this Guaranty). The liability of Guarantor hereunder shall not be affected, revoked, impaired, or reduced by any one or more of the following: (a) the fact that the Indebtedness exceeds the maximum amount of Guarantor’s liability, if any, specified herein or elsewhere (and no agreement specifying a maximum amount of Guarantor’s liability shall be enforceable unless set forth in a writing signed by Silicon or set forth in this Guaranty); or (b) any direction as to the application of payment by Borrower or by any other party; or (c) any other continuing or restrictive guaranty or undertaking or any limitation on the liability of any other guarantor (whether under this Guaranty or under any other agreement); or (d) any payment on or reduction of any such other guaranty or undertaking; or (e) any revocation, amendment, modification or release of any such other guaranty or undertaking; or (f) any dissolution or termination of, or increase, decrease, or change in membership of any Guarantor which is a partnership. Guarantor hereby expressly represents that it was not induced to give this Guaranty by the fact that there are or may be other guarantors either under this Guaranty or otherwise, and Guarantor agrees that any release of any one or more of such other guarantors shall not release Guarantor from its obligations hereunder either in full or to any lesser extent.

12. Financial Condition of Borrower. Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty at Borrower’s request and based solely upon its own independent investigation of all matters pertinent hereto, and Guarantor is not relying in any manner upon any representation or statement of Silicon with respect thereto. Guarantor represents and warrants that it is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrower’s financial condition and any other matter pertinent hereto as Guarantor may desire, and Guarantor is not relying upon or expecting Silicon to furnish to it any information now or hereafter in Silicon’s possession concerning the same or any other matter. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of continuing guaranty, which risks Guarantor acknowledges include without limitation the possibility that Borrower will incur additional Indebtedness for which Guarantor will be liable hereunder after Borrower’s financial condition or ability to pay such Indebtedness has deteriorated and/or after bankruptcy or insolvency proceedings have been commenced by or against Borrower. Guarantor shall have no right to require Silicon to obtain or disclose any information with respect to the Indebtedness, the financial condition or character of Borrower, the existence of any collateral or security for any or all of the Indebtedness, the filing by or against Borrower of any bankruptcy or insolvency proceeding, the existence of any other guaranties of all or any part of the Indebtedness, any action or non-action on the part of Silicon, Borrower, or any other person, or any other matter, fact, or occurrence.

13. Reports and Financial Statements of Guarantor. Guarantor shall, at its sole cost and expense, at any time and from time to time, prepare or cause to be prepared, and provide to Silicon upon Silicon’s request (i) such financial statements and reports concerning Guarantor for such periods of time as Silicon may designate (but not with any greater frequency as is required of the Borrower under the Loan Agreement), (ii) any other information concerning

Guarantor’s business, financial condition or affairs as Silicon may request, and (iii) copies of any and all foreign, federal, state and local tax returns and reports of or relating to Guarantor as Silicon may from time to time request. Guarantor hereby intentionally and knowingly waives any and all rights and privileges it may have not to divulge or deliver said tax returns, reports and other information which are requested by Silicon hereunder or in any litigation in which Silicon may be involved relating directly or indirectly to Borrower or to Guarantor. Guarantor further agrees immediately to give written notice to Silicon of any material adverse change in Guarantor’s financial condition and of any condition or event which constitutes an Event of Default under this Guaranty. All reports and information furnished to Silicon hereunder shall be complete, accurate and correct in all respects. Whenever requested in connection with any foregoing financial information, Guarantor shall further deliver to Silicon a certificate signed by Guarantor (and, if Guarantor is a partnership, by all general partners of Guarantor, in their individual capacities, and, if Guarantor is a corporation, by the president and secretary of Guarantor, in their individual capacities) warranting and representing that all reports, financial statements and other documents and information delivered or caused to be delivered to Silicon under this Guaranty, are complete, correct and thoroughly and accurately present the financial condition of Guarantor, and that there exists on the date of delivery of said certificate to Silicon no condition or event which constitutes an Event of Default under this Guaranty.

14. Representations and Warranties. Guarantor hereby represents and warrants that (i) it is in Guarantor’s direct interest to assist Borrower in procuring credit, because Borrower is an affiliate of Guarantor, furnishes goods or services to Guarantor, purchases or acquires goods or services from Guarantor, and/or otherwise has a direct or indirect corporate or business relationship with Guarantor, (ii) this Guaranty has been duly and validly authorized, executed and delivered and constitutes the valid and binding obligation of Guarantor, enforceable in accordance with its terms, and (iii) the execution and delivery of this Guaranty does not violate or constitute a default under (with or without the giving of notice, the passage of time, or both) any order, judgment, decree, instrument or agreement to which Guarantor is a party or by which it or its assets are affected or bound.

15. Costs. Whether or not suit be instituted, except as may be otherwise provided herein Guarantor agrees to reimburse Silicon on demand for all reasonable attorneys’ fees and all other reasonable costs and expenses incurred by Silicon in enforcing this Guaranty, or arising out of or relating in any way to this Guaranty, or in enforcing any of the Indebtedness against Borrower, Guarantor, or any other person, or in connection with any property of any kind securing all or any part of the Indebtedness. Without limiting the generality of the foregoing, and in addition thereto, Guarantor shall reimburse Silicon on demand for all reasonable attorneys’ fees and costs Silicon incurs in any way relating to Guarantor, Borrower or the Indebtedness, in order to: obtain legal advice; enforce or seek to enforce any of its rights; commence, intervene in, respond to, or defend any action or proceeding; file, prosecute or defend any claim or cause of action in any action or proceeding (including without limitation any probate claim, bankruptcy claim, third-party claim, secured creditor claim, reclamation complaint, and complaint for relief from any stay under the Bankruptcy Code or otherwise); protect, obtain possession of, sell, lease, dispose of or otherwise enforce any security interest in or lien on any property of any kind securing any or all of the Indebtedness; or represent Silicon in any litigation with respect to Borrower’s or Guarantor’s affairs. In the event either Silicon or Guarantor files any lawsuit against the other predicated on a breach of this Guaranty, the prevailing party in such action shall be entitled to recover its attorneys’ fees and costs of suit from the non-prevailing party.

16. Notices. Any notice which a party shall be required or shall desire to give to the other hereunder (except for notice of revocation, which shall be governed by Section 10 of this Guaranty) shall be given by personal delivery or by telecopier or by depositing the same in the United States mail, first class postage pre-paid, addressed to Silicon at its address set forth in the heading of this Guaranty and to Guarantor at his address set forth under his signature hereon, and such notices shall be deemed duly given on the date of personal delivery or one day after the date telecopied or 3 business days after the date of mailing as aforesaid. Silicon and Guarantor may change their address for purposes of receiving notices hereunder by giving written notice thereof to the other party in accordance herewith. Guarantor shall give Silicon immediate written notice of any change in his address.

17. Construction; Severability. If more than one person has executed this Guaranty, the term “Guarantor” as used herein shall be deemed to refer to all and any one or more such persons and their obligations hereunder shall be joint and several. Without limiting the generality of the foregoing, if more than one person has executed this Guaranty, this Guaranty shall in all respects be interpreted as though each person signing this Guaranty had signed a separate Guaranty, and references herein to “other guarantors” or words of similar effect shall include without limitation other persons signing this Guaranty. As used in this Guaranty, the term “property” is used in its most comprehensive sense and shall mean all property of every kind and nature whatsoever, including without limitation real property, personal property, mixed property, tangible property and intangible property. Words used herein in the masculine gender shall include the neuter and feminine gender, words used herein in the neuter gender shall include the masculine and feminine, words used herein in the singular shall include the plural and words used in the plural shall include the singular, wherever the context so reasonably requires. If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid, void, inoperative or unenforceable, the remainder of this Guaranty and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Guaranty being severable in any such instance.

18. General Provisions. Silicon shall have the right to seek recourse against Guarantor to the full extent provided for herein and in any other instrument or agreement evidencing obligations of Guarantor to Silicon, and against Borrower to the full extent of the Indebtedness. No election in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Silicon’s right to proceed in any other form of action or proceeding or against any other party. The failure of Silicon to enforce any of the provisions of this Guaranty at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies hereunder shall be cumulative and shall be in addition to all rights, powers and remedies given to Silicon by law or under any other instrument or agreement. Time is of the essence in the performance by Guarantor of each and every obligation under this Guaranty. If Borrower is a corporation, partnership or other entity, Guarantor hereby agrees that Silicon shall have no obligation to inquire into the power or authority of Borrower or any of its officers, directors, partners, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of any such power or authority shall be included in the Indebtedness guaranteed hereby. This Guaranty is the entire and only agreement between Guarantor and Silicon with respect to the guaranty of the Indebtedness of Borrower by Guarantor, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth herein, are superseded hereby. No course of dealings between the parties, no usage of the trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement or explain or modify any term or provision of this Guaranty. There are no conditions to the full effectiveness of this Guaranty. The terms and provisions hereof may not be waived, altered, modified, or amended except in a writing executed by Guarantor and a duly authorized officer of Silicon. All rights, benefits and privileges hereunder shall inure to the benefit of and be enforceable by Silicon and its successors and assigns and shall be binding upon Guarantor and his heirs, executors, administrators, personal representatives, successors and assigns. Section headings are used herein for convenience only. Guarantor acknowledges that the same may not describe completely the subject matter of the applicable Section, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof.

19. Governing Law; Venue and Jurisdiction. This instrument and all acts and transactions pursuant or relating hereto and all rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the internal laws of the State of California. In order to induce Silicon to accept this Guaranty, and as a material part of the consideration therefor, Guarantor (i) agrees that all actions or proceedings relating directly or indirectly hereto shall, at the option of Silicon, be litigated in courts located within Santa Clara County, California, (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Guarantor may have to transfer or change the venue of any such action or proceeding.

20. Mutual Waiver of Right to Jury Trial. SILICON AND GUARANTOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, LAWSUIT OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS GUARANTEE OR ANY SUPPLEMENT OR AMENDMENT THERETO; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND GUARANTOR; OR (iii) ANY BREACH, CONDUCT, ACTS OR OMISSIONS OF SILICON OR GUARANTOR OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSON AFFILIATED WITH OR REPRESENTING SILICON OR GUARANTOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

22. Receipt of Copy. Guarantor acknowledges receipt of a copy of this Guaranty.

OCCAM NETWORKS (CALIFORNIA), INC.

By:	/s/ Lee Hilbert
Title:	Vice President, Finance

Address:            77 Robin Hill Road

Santa Barbara, California 93117